                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      Fisher Scientific International Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997
                         ------------------------------

To the Stockholders of Fisher Scientific International Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Fisher Scientific International Inc. (the "Company") will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, on Tuesday, May 13, 1997, at 9:00 a.m., local time, for the following purposes:

     1. To elect two directors of the Company, each for a term of three years;

     2. To approve the Company's 1997 Equity-Based Award Plan;

     3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on April 1, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            Todd M. DuChene
                                            Vice President --
                                            General Counsel and Secretary

Hampton, New Hampshire
April 7, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1997
                                PROXY STATEMENT
                         ------------------------------

                                                                   April 7, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fisher Scientific International Inc., a Delaware corporation ("Fisher" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, on Tuesday, May 13, 1997 at 9:00 a.m., local time, and at any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 1996, were first mailed by the Company on or about April 7, 1997 to stockholders of record as of April 1, 1997.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting which management did not know was to be presented at the meeting a reasonable time before the mailing of the proxy statement. At the date hereof, management has no knowledge of any business that will be presented for consideration at the meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. Fisher has retained Georgeson & Company Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will aggregate approximately $8,000 plus out-of-pocket costs and expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of Fisher's Common Stock, par value $.01 per share ("Common Stock"), at the close of business on April 1, 1997 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each of the matters properly presented at the Annual Meeting. A stockholders' list will be available for examination by Fisher stockholders at the Annual Meeting.

     At April 1, 1997 there were 20,200,838 shares of Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

     The following table sets forth as of April 1, 1997 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and beneficial ownership of Common Stock by each nominee, director, named executive officer and all directors and executive officers as a group:

                                                          SHARES OF     PERCENT OF
                    NAME OF BENEFICIAL OWNER            COMMON STOCK     CLASS (1)
          --------------------------------------------  -------------   -----------
          Portfolio B Investors L.P., et al               1,767,835(2)      8.8%
          Harris Associates L.P.                          1,570,812(3)      7.8%
          Paul M. Montrone                                  457,121(4)      2.2%
          Paul M. Meister                                   266,739(5)      1.3%
          Michael D. Dingman                                244,972(6)      1.2%
          Michael J. Quinn                                  135,743(7)     *
          Francis M. Scricco                                 35,880(8)     *
          Denis N. Maiorani                                  28,290(9)     *
          Philip E. Beekman                                   5,000(10)    *
          Robert A. Day                                       5,000(10)    *
          Gerald J. Lewis                                     5,000(10)    *
          Edward A. Montgomery, Jr.                           5,000(10)    *
          Lt. Gen. Thomas P. Stafford                         5,000(10)    *
          All directors and executive officers as a
            group (15 individuals)                        1,274,503(11)     6.0%

---------------

 (1) Calculated after giving effect to the exercise of certain options described below.

 (2) The address of Portfolio B Investors L.P. is 201 Main Street, Fort Worth, TX 76102. The information is based on an amendment to Schedule 13D dated January 22, 1997 filed with the Securities and Exchange Commission (the "SEC") by Portfolio B Investors L.P., Trinity I Fund, L.P., T.F. Investors, L.P., Trinity Capital Management, Inc., Thomas M. Taylor, Portfolio Associates, Inc., The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Sid R. Bass Management Trust, Sid R. Bass, Lee M. Bass, E.P. Bass reporting an aggregate beneficial ownership of 1,767,835 shares with sole voting and dispositive power over (i) 1,248,944 shares (6.2%) by Portfolio B Investors L.P., (ii) 129,884 shares by Bass Management Trust, (iii) 129,857 shares by Sid R. Bass Management Trust, (iv) 132,419 shares by Lee M. Bass and (v) 126,731 shares by E.P. Bass.

 (3) The address of Harris Associates L.P. is Two North LaSalle Street, Suite 500, Chicago, IL 60602-3790. The information is based on an amendment to
     Schedule 13G dated January 31, 1997 filed with the SEC by Harris Associates L.P. and Harris Associates Inc. Harris Associates Inc. has stated in its
     Schedule 13G that it is the sole general partner of Harris Associates L.P. and that it possesses shared voting power over 1,570,812 shares, sole dispositive power over 1,522,412 shares and shared dispositive power over 48,400 shares. Harris is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940.

 (4) Includes 30,000 shares owned by Mr. Montrone, 298,866 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997, 755 shares held for Mr. Montrone under the Savings Plan, 55,000 shares held by a charitable foundation of which Mr. Montrone serves as a director and officer, and 72,500 shares which have been deferred into the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the "Savings Trust").

 (5) Includes 35,000 shares owned by Mr. Meister, 176,733 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997, 706 shares held for Mr. Meister under the Savings Plan, and 54,300 shares which have been deferred into the Savings Trust.

 (6) Includes 46,900 shares owned by Mr. Dingman, 195,100 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997 and 2,972 shares held for Mr. Dingman under the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Savings Plan").

 (7) Includes 34,950 shares owned by Mr. Quinn, 99,000 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997, 443 shares held for Mr. Quinn under the Savings Plan and 1,350 shares owned by Mr. Quinn's spouse.

 (8) Includes 3,200 shares owned by Mr. Scricco, 28,968 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997, 1,112 shares held for Mr. Scricco under the Savings Plan and 2,600 shares held in trust for three (3) minor children.

 (9) Includes 6,516 shares owned by Mr. Maiorani and 21,774 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997.

(10) Includes 5,000 shares of Common Stock issuable in respect of units issued to each non-employee director pursuant to the Restricted Unit Plan for Non-Employee Directors which shares are subject to forfeiture under certain circumstances.

(11) Includes 913,055 shares issuable upon exercise of options exercisable within 60 days of April 1, 1997, 6,632 shares held for certain officers under the Savings Plan and 25,000 shares of Common Stock subject to issuance under the Restricted Unit Plan for Non-Employee Directors.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of Fisher (the "Board") consists of Michael D. Dingman (Chairman), Philip E. Beekman, Robert A. Day, Gerald J. Lewis, Edward A. Montgomery, Jr., Paul M. Montrone, and Lt. Gen. Thomas P. Stafford. The Restated Certificate of Incorporation and the By-laws of the Company provide that the Board shall be divided into three classes. Each of the nominees and incumbent directors was elected to his initial term in December 1991, except for Mr. Day who was elected in May 1996.

     Upon recommendation of the Nominating Committee, the Board has nominated for election as directors at the Annual Meeting Messrs. Montrone and Stafford, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a three-year term expiring in 2000. Management does not contemplate that the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

     Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

     Paul M. Montrone, 55, for the term expiring in 2000. Mr. Montrone has been President and Chief Executive Officer of Fisher since December 1991. Mr. Montrone was Vice Chairman of Abex Inc. ("Abex") (aerospace products and services) from 1992 to June 1995. Since August 1994, he has been Chairman of the Board of The General Chemical Group Inc. ("General Chemical") (manufacturing) and was President from prior to 1992 to August 1994. Mr. Montrone is also a director of WMX Technologies, Inc. ("WMX").

     Lt. Gen. Thomas P. Stafford, 66, for the term expiring in 2000. Lt. Gen. Stafford has been a consultant with General Technical Services, Inc., a consulting firm, since prior to 1992. He is also Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm. After serving as an astronaut for a number of years, he retired in 1979 from the U.S. Air Force as Deputy Chief of Staff for Research, Development and Acquisition and became Vice Chairman of Gibralter Exploration Limited, an oil and gas exploration and production company. Lt. Gen. Stafford is Chairman of the Board of the Omega Watch Corporation of America, and is also a director of AlliedSignal Inc., Pacific Scientific Inc., Seagate Technology Inc., Tracor, Inc., Tremont Inc., CMI Inc., Wheelabrator Technologies, Inc. ("WTI") and The Wackenhut Corporation.

INCUMBENT DIRECTORS

     Philip E. Beekman, 65, term expires in 1998. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investments) since prior to 1992, and was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. (retail) from prior to 1992 to 1994. Mr. Beekman is also a director of BT Office Products International, Inc., Mafco Consolidated Group Inc. ("Mafco"), General Chemical and Linens N' Things Inc.

     Michael D. Dingman, 65, term expires in 1998. Mr. Dingman has been Chairman of the Board of Fisher since December 1991. He has been President of Shipston Group Ltd. (international investments) since 1994. Mr. Dingman was Chairman of the Board and Chief Executive Officer of Abex from July 1992 until June 1995. From prior to 1992 until August 1994, he was Chairman of the Board and Chief Executive Officer of General Chemical. Mr. Dingman is also a director of Ford Motor Company and Teekay Shipping Ltd.

     Robert A. Day, 53, term expires in 1999. Mr. Day has been Chairman of the Board and Chief Executive Officer of Trust Company of the West (investments) since prior to 1992 and Chairman and President of W.M. Keck Foundation since 1996. Mr. Day is also a director of Freeport-McMoran Inc. and Mafco.

     Gerald J. Lewis, 63, term expires in 1999. Judge Lewis has been of counsel to the law firm of Latham & Watkins since prior to 1992. Judge Lewis is also a director of General Chemical.

     Edward A. Montgomery, Jr., 62, term expires in 1999. Mr. Montgomery has been Vice President Major/Individual Gifts of The United Way of Southeastern Pennsylvania since prior to 1992. He was Chairman of Mellon Bank (East) until his retirement in 1989.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 1996, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except that Francis M. Scricco filed a report 56 days late concerning the purchase of 5,800 shares of Common Stock in March, 1996 and Denis
N. Maiorani filed an amended Form 3 on January 30, 1997 reflecting certain options granted to Mr. Maiorani prior to becoming an executive officer.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board met six times during 1996. Each of the Directors attended at least 75% of the meetings of the Board and of the Board committees on which he served. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 1996, the Audit Committee met twice, the Compensation Committee met five times and the Nominating Committee met once.

     The Audit Committee consists of Messrs. Beekman, Lewis, Montgomery and Stafford, with Mr. Montgomery serving as Chairman. It is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and the results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of Fisher; reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence.

     The Compensation Committee consists of Messrs. Beekman, Montgomery and Stafford, with Mr. Beekman serving as Chairman. It is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of Fisher and its subsidiaries.

     The Nominating Committee consists of all members of the Board, with Lt. Gen. Stafford serving as Chairman. It is responsible for the nomination of persons for election to the Board. The Nominating Committee will consider nominees recommended by stockholders. The By-laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the By-laws. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The non-employee directors of Fisher are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Non-employee directors of Fisher receive compensation of $40,000 per year, with no additional fees for attendance at Board or committee meetings. Employee directors are not paid any fees or additional compensation for service as members of the Board or any of its committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc., a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board or of a later calendar year specified by the director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., any director who retires from the Board with at least five years of service as a non-employee director is eligible for an annual retirement benefit for the remainder of the director's lifetime. The annual retirement benefit is equal to 50% of the director's fee in effect at the date of the director's retirement for a director who retires with five years of eligible service and is increased by 10% of the director's fee in effect at the date of the director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a non-employee director, or for directors who retire at age 70.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Restricted Unit Plan for Non-Employee Directors of Fisher Scientific International Inc., each non-employee director of Fisher, upon becoming a director of Fisher, receives a one-time grant of 5,000 units ("Units") evidencing a right to receive shares of Common Stock, subject to certain restrictions. Fisher maintains a memorandum account for each director who receives a grant and credits to such account the amount of any cash or stock dividends and shares of stock of any subsidiary ("Dividend Equivalents") distributed on a share of Common Stock (or other securities in the memorandum account) from the date of grant until the payment date (described below). No shares of Common Stock are issued at the time the Units are granted, and Fisher is not required to set aside a fund for any such grant or for amounts credited to the memorandum account. Neither the Units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the Units and the related Dividend Equivalents will vest for each year of service as a non-employee director of Fisher. Vested Units and the related Dividend Equivalents are not payable until the director ceases to be a member of the Board. At that time the director will receive one share of Common Stock for each vested Unit, provided that a director may elect, prior to the date on which Units vest, to have payment deferred to a later date. Any Units that have not vested at the time the director ceases to be a non-employee director of Fisher will be canceled unless service has terminated because of death or disability, in which event all such Units will vest immediately. When payment of Units is made, the director will also receive cash and shares of Common Stock equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes.

     Stock Options. On December 4, 1996, the Board approved a one-time grant of 10,000 options to each non-employee Director. The options have a ten year term and an exercise price of $45.875 per share, the fair market value of Common Stock on the date of grant. The options are exercisable in cumulative installments of 20% per year in each of the five years following the date of grant, although they may become exercisable upon the occurrence of a change in control of Fisher or upon the grantee's death, disability or normal retirement. The options generally must be exercised, if at all, not later than 90 days following the termination of the grantee's service as a director of Fisher, or in the event the grantee's service as a director terminates due to death, disability or normal retirement, not later than one year following the termination of grantee's service as a director of Fisher.

COMPENSATION OF EXECUTIVE OFFICERS

                         I.  SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of Fisher's four other most highly compensated executive officers (the "Named Executives") for services in all capacities to Fisher and its subsidiaries during or with respect to 1994, 1995 and 1996.

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                                           ANNUAL             AWARDS
                                                                      COMPENSATION(1)       SECURITIES
                                                                    --------------------    UNDERLYING       ALL OTHER
                                                                      SALARY      BONUS       OPTIONS      COMPENSATION
                NAME AND PRINCIPAL POSITION                            ($)         ($)          (#)           ($)(2)
-----------------------------------------------------------         ----------   -------   -------------   -------------
Paul M. Montrone,..........................................  1996     540,000    475,000            0          82,258
  President and Chief                                        1995     502,500    450,000      399,000          82,567
  Executive Officer                                          1994     490,000    385,000            0          26,676
Paul M. Meister,...........................................  1996     360,000    315,000            0          32,964
  Senior Vice President, Chief                               1995     315,000    290,000      299,000          32,083
  Financial Officer and                                      1994     300,000    190,000            0           9,714
  Treasurer
Michael J. Quinn,..........................................  1996     375,000    250,000            0          18,666
  President of Fisher Scientific                             1995     218,750    280,000(3)    280,000          7,739
  Company
Denis N. Maiorani,.........................................  1996     275,000    185,000       22,580           5,343
  President of Fisher
  Scientific Worldwide Inc. (4)
Francis M. Scricco,........................................  1996     250,000    270,000            0          15,421
  Vice President                                             1995     250,000     50,000       39,000          19,427
                                                             1994     187,500    100,000       45,000           3,366

---------------

(1) Includes amounts deferred by each Named Executive under Fisher's Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2) Amounts listed in this column reflect Fisher's contributions matching the Named Executive's contributions to Fisher's Savings and Profit Sharing Plan and Executive Retirement and Savings Program and the value of supplemental life insurance programs for 1996. Amounts attributable to such supplemental life insurance programs are as follows: Mr. Montrone ($49,408), Mr. Meister ($12,750) and Mr. Scricco ($5,203).

(3) Includes payments made to Mr. Quinn at the time he joined Fisher.

(4) Mr. Maiorani was elected President of Fisher Scientific Worldwide Inc., a wholly-owned subsidiary of Fisher, in July, 1996.

                     II.  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the stock options granted during 1996 to the Named Executives.

                        NUMBER OF      PERCENT OF
                        SECURITIES   TOTAL OPTIONS
                        UNDERLYING     GRANTED TO     EXERCISE                      GRANT DATE
                         OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION       PRESENT VALUE
         NAME            GRANTED      FISCAL YEAR      ($/SH)        DATE             ($)(1)
----------------------  ----------   --------------   ---------   -----------   -------------------
Denis N. Maiorani         22,580(2)         3%          36.50     4/16/2006          $ 432,516

---------------

(1) The estimated grant date present value reflected in this column is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected above include (i) an exercise price as indicated in the table above, equal to the fair market value of the underlying stock on the date of grant; (ii) options are exercised at the end of a ten year period; (iii) interest rates representing the interest rate on U.S. Treasury securities with maturity dates of ten years as of the date of grant; (iv) volatility of approximately 25.9% calculated using daily stock prices for the six month period prior to the date of grant; and (v) dividends at the rate of $0.08 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

(2) Options granted pursuant to the Equity Ownership Plan ("EOP"). Under the EOP, options were granted pursuant to participant's commitment to purchase and hold shares of Fisher Common Stock. Mr. Maiorani purchased 4,516 shares of Fisher Common Stock, and was granted the option listed above in exchange for such purchase. The purchased shares must be held for at least the vesting period relating to the options. Options become exercisable in three annual installments of 30%, 30% and 40%, subject to acceleration. The options generally must be exercised, if at all, not later than 90 days following the termination of the grantee's employment with Fisher and its affiliates. However, in the event the grantee's employment terminates due to death, disability or normal retirement, the options must be exercised, if at all, not later than one year following the termination of grantee's employment with Fisher and its affiliates.

             III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each Named Executive with regard to the aggregate stock options held on December 31, 1996, and the value of in-the-money stock options held as of December 31, 1996.

                                                            NUMBER OF
                                                           SECURITIES
                                                           UNDERLYING              VALUE OF
                                                           UNEXERCISED            UNEXERCISED
                               SHARES                      OPTIONS AT            IN-THE-MONEY
                              ACQUIRED                  DECEMBER 31, 1996         OPTIONS AT
                                 ON          VALUE             (#)           DECEMBER 31, 1996($)
                              EXERCISE     REALIZED       EXERCISABLE/           EXERCISABLE/
           NAME                  (#)        ($)(1)        UNEXERCISABLE        UNEXERCISABLE(2)
---------------------------   ---------    ---------    -----------------    ---------------------
Paul M. Montrone...........     72,500(3)  1,712,813     273,033/336,800       6,157,411/4,488,492
Paul M. Meister............     54,300(3)  1,282,838     156,066/255,300       3,023,782/3,397,257
Michael J. Quinn...........          0            0       87,750/192,250       1,287,797/2,719,991
Denis N. Maiorani..........          0            0       15,000/ 57,580          205,313/ 711,919
Francis M. Scricco.........          0            0       20,333/ 48,667          252,005/ 488,928

---------------

(1) Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2) Excess of the value of the underlying securities at December 31, 1996 of $46.8125 over the exercise price.

(3) Shares acquired for the account of the named participant in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust.

RETIREMENT PROGRAM

     Fisher maintains two retirement benefit programs: a tax qualified defined benefit plan available generally to all employees (the "Pension Plan") and the Executive Retirement and Savings Program, a non-qualified supplemental benefit plan pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee, which determines the service recognized under the program in calculating a participant's vested interest and retirement income (the "Supplemental Plan" and, together with the Pension Plan the "Retirement Program").

     The following table shows the total estimated annual benefits payable under the Retirement Program in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.

                                           PENSION PLAN TABLE
ANNUALIZED     ---------------------------------------------------------------------------
 AVERAGE        15 YEARS        20 YEARS        25 YEARS        30 YEARS        35 YEARS
 EARNINGS      OF SERVICE      OF SERVICE      OF SERVICE      OF SERVICE      OF SERVICE
----------     -----------     -----------     -----------     -----------     -----------
$  100,000      $  22,500       $  30,000       $  37,500       $  45,000       $  52,500
   200,000         45,000          60,000          75,000          90,000         105,000
   400,000         90,000         120,000         150,000         180,000         210,000
   600,000        135,000         180,000         225,000         270,000         315,000
   800,000        180,000         240,000         300,000         360,000         420,000
  1,000,00        225,000         300,000         375,000         450,000         525,000
 1,200,000        270,000         360,000         450,000         540,000         630,000

     The years of service recognized under the Retirement Program generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 1996 under the Retirement Program for each of the Named Executives, are as follows: Mr. Montrone, 26 years; Mr. Meister, 16 years; Mr. Quinn, 2 years; Mr. Maiorani, 1 year; and Mr. Scricco, 2 years. Compensation recognized under the Retirement Program generally includes a participant's base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant's recognized compensation for the five years out of the ten consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits. Under this formula, the average recognized compensation under the Retirement Program for each of the Named Executives as of December 31, 1996 was: Mr. Montrone $990,000, Mr. Meister $650,000, Mr. Quinn $555,000, Mr. Scricco $300,000, and Mr. Maiorani $137,500.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Compensation Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, motivate these executives to achieve Fisher's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, Fisher has developed compensation plans that tie a substantial portion of an executive's overall compensation to Fisher's performance.

     The principal elements of Fisher's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The Compensation Committee's policies with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Montrone, Fisher's President and Chief Executive Officer, are discussed below.

     Base Salaries. Base salaries for Company executive officers are determined by the Compensation Committee and are subject to periodic review and evaluation based on individual and Company performance, level of responsibility, and competitive, inflationary and internal equity considerations. Mr. Montrone's base salary was not increased during 1996.

     Annual Incentive Compensation. Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan (the "ICP") approved by Fisher stockholders in 1994, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Compensation Committee are attained. Company and individual performance objectives may be based on a variety of factors, including stock price appreciation; sales, net income and cash flow; and the level of individual contribution to the success of the Company as well as compensation opportunities under other Fisher incentive plans.

     For 1996, the Compensation Committee made annual incentive compensation awards to executive officers based on the achievement of certain earnings per share and cash flow objectives that it had set pursuant to the ICP. Based on these performance objectives Mr. Montrone was awarded annual incentive compensation for 1996 of $475,000.

     Long-Term Incentive Compensation. The Compensation Committee endeavors to foster an ownership culture that encourages superior performance by Fisher's executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. For example, in 1995, the Compensation Committee adopted the Equity Ownership Program ("EOP") to encourage significant, long-term personal "at risk" investment in the Company by Fisher senior executives. Pursuant to the EOP executives were granted a specific number of options for each share of Fisher Common Stock purchased or committed to be purchased within a specified period of time.

     As a result, more than 192,000 shares of Common Stock were purchased by Fisher senior executives, representing an average of more than four times the base salary of the Named Executives. The purchase of these shares were made without Company loans or guarantees. Because of the success of the EOP in increasing investment in Common Stock by its senior executives, awards to incoming executive officers during 1996 have contained a provision providing for additional options upon the purchase of Common Stock. For existing executive officers, no new awards were made in 1996.

     The Compensation Committee intends to continue to emphasize equity participation as a major component of total compensation to continue the close alignment of the interests of Company executives and employees with the long-term interests of the Company's stockholders. In this regard, the Compensation Committee and Board have adopted and recommend for approval by stockholders the 1997 Equity-Based Award Plan to make available additional shares for equity-based awards to executives and other key employees of the Company.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, Fisher should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended. To this end, the Compensation Committee designed and obtained approval from Fisher's stockholders of the terms of the 1991 Stock Plan for Executive Officers and the ICP, and upon approval by Fisher stockholders at the Annual Meeting of the terms of the 1997 Equity-Based Award Plan described below will have obtained approval, in order that any grants made to executive officers thereunder would be exempt from the limitations contained in Section 162(m).

                                     The Compensation Committee
                                     of the Board of Directors

                                     Philip E. Beekman, Chairman
                                     Edward A. Montgomery
                                     Lt. Gen. Thomas P. Stafford

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 18, 1991 (the date of the initial public offering of Fisher Common Stock) in each of (i) Fisher Common Stock, (ii) the Media General Composite Market Value Index (the "Market Value Index") and (iii) the Media General Scientific Instrument Industry Index (the "Industry Index"):

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG FISHER COMMON STOCK,
                 THE MARKET VALUE INDEX AND THE INDUSTRY INDEX

                               FISCAL YEAR ENDING
----------------------------------------------------------------------------
COMPANY                   1991    1992      1993     1994     1995     1996

FISHER SCIENTIFIC INT     100    198.22    229.53   161.02   217.69   307.16
INDUSTRY INDEX            100     94.12    104.05   100.97   157.02   173.79
MARKET VALUE              100    104.00    119.39   118.39   153.50   185.38


                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     Fisher makes available to Latona Associates, Inc., a corporation controlled by Messrs. Montrone and Meister, the use of office space at Fisher's corporate headquarters and related services for a fee of $250,000 per year. Mr. Quinn joined Fisher in May 1995 and entered into a 5-year employment agreement providing for a minimum base salary of $375,000 per year, initial stock option grant, annual incentive compensation eligibility and certain relocation benefits.

              PROPOSAL TO APPROVE THE 1997 EQUITY-BASED AWARD PLAN
                    OF FISHER SCIENTIFIC INTERNATIONAL INC.

     The Company has adopted, subject to shareholder approval, the 1997 Equity-based Award Plan of Fisher Scientific International Inc. (the "1997 Plan"). The 1997 Plan is intended to supersede the 1991 Stock Plan for Executive Employees of Fisher Scientific International Inc. and its Subsidiaries (the "1991 Plan"). If the 1997 Plan is approved by the Company's stockholders, authority to make future grants under the 1991 Plan will be terminated, although previously granted awards will remain outstanding in accordance with their terms and the terms of the 1991 Plan.

     The Board of Directors believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board believes that the long term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Company's performance and the creation of shareholder value. Such awards should help the Company to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in the Company and thereby align their interests more closely with the interests of the Company's stockholders.

     The following is a brief description of the material features of the 1997 Plan. Such description is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached hereto as Exhibit A.

     TYPES OF AWARDS. The terms of the 1997 Plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance awards that may be settled in cash, stock, or other property ("Awards").

     SHARES SUBJECT TO THE 1997 PLAN; ANNUAL PER-PERSON LIMITATIONS. Under the 1997 Plan, the total number of shares of the Company's Common Stock reserved and available for delivery to participants in connection with Awards is 1,189,600 plus the number of shares of Common Stock which become available (generally due to cancellation or forfeiture under the 1991 Plan) after the date on which stockholders of the Company approve the adoption of the 1997 Plan. As of April 1, 1997, there were 240,873 shares available for grant under the 1991 Plan and 2,453,830 shares subject to awards under the 1991 Plan; 69,527 of the shares subject to awards under the 1991 Plan and all of the 240,873 shares which remain available for grant under the 1991 Plan were previously authorized for issuance by the Board but which have not yet been approved for listing on The New York Stock Exchange. Approval of the 1997 Plan will constitute approval and ratification by the stockholders of such additional shares under the 1991 Plan solely to facilitate listing of the stock on the New York Stock Exchange. The total number of shares to be made available for future Award under the 1997 Plan (and the 1991 Plan) following shareholder approval of this proposal will be 1,430,473 shares.

     In addition, the 1997 Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the "Code"). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant will not exceed 300,000 shares, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final cash performance award or other cash Award in respect of a performance period by any one participant on an annualized basis is $2.5 million.

     ADMINISTRATION AND ELIGIBILITY. The 1997 Plan will be administered by the Compensation Committee of the Board (the "Committee"), except the Board may perform any function of the Committee under the 1997 Plan. Subject to the terms and conditions of the 1997 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock or dollar amounts to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1997 Plan. It is anticipated that approximately 100 persons will be granted Awards under the 1997 Plan. Currently, outstanding awards under the 1991 Plan are held by approximately 40 persons.

     STOCK OPTIONS AND SARS. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee; provided, however, that the Committee may not amend any Option to reduce the exercise price thereof, or grant any new Option in lieu of or conditioned on the surrender of any previously granted option which has the same vesting period as, and a higher exercise price than, the newly granted Option.

     RESTRICTED AND DEFERRED STOCK. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     DIVIDEND EQUIVALENTS. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, stock, other Awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted on a freestanding basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional stock, Awards, or other investment vehicles specified by the Committee.

     BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant stock as a bonus free of restrictions, or to grant stock or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     OTHER STOCK-BASED AWARDS. The 1997 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

     In addition, the 1997 Plan authorizes performance awards, which represent a conditional right to receive cash, stock or other Awards upon achievement of preestablished performance goals during a specified period. Performance awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers"), will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1997 Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the 1997 Plan are: (1) earnings per share; (2) revenues; (3) cash flows, operating cash flow, cash flow return on investment; (4) working capital to sales ratio; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) operating margins; (7) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (8) total shareholder return; and (9) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies.

     In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or other performance period (or such other period as permitted under Code Section 162(m)) the Committee will determine who will potentially receive performance awards for that fiscal year or other performance period, either out of the pool or otherwise. After the end of each performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential performance awards payable to each participant in the pool, and the amount of any potential performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m).

     Subject to the requirements of the 1997 Plan, the Committee will determine other performance award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     OTHER TERMS OF AWARDS. Awards may be settled in the form of cash, stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, stock, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

     Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 1997 Plan, awards under other plans of the Company, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well; provided, however, the Committee may not grant a new Option in exchange for the surrender of a previously granted option having the same vesting period as and a higher exercise price than the newly granted Option.

     ACCELERATION OF VESTING. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a "change in control" of the Company except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Committee at the date of grant, options may at the election of the participant be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of Common Stock paid (including extraordinary dividends) in any change in control or liquidation of shares of Common Stock following a sale of substantially all of the assets of the Company, or (ii) the highest fair market value per share of Common Stock (generally based on market prices) at any time during the 90 days before and 90 days after a change in control. "Change in control" is defined in the 1997 Plan to include a variety of events, including significant changes in the stock ownership of the Company, changes in the Company's board of directors, certain mergers and consolidations of the Company, and the sale or disposition of all or substantially all of the Company's assets.

     AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1997 Plan or the Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the 1997 Plan or broaden eligibility. Unless earlier terminated by the Board, the

1997 Plan will terminate at such time as no shares remain available for issuance under the 1997 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 1997 Plan.

     FEDERAL INCOME TAX IMPLICATIONS OF THE 1997 PLAN. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1997 Plan.

     The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

     With respect to Awards granted under the 1997 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon a lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Certain limitations apply to the Company's deduction of compensation payable to the person serving as its Chief Executive Officer or to any of its four other most highly compensated named executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

     Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Code Section 280G and, to such extent, will be nondeductible by the Company and subject to a 20% excise tax by the participant.

     The foregoing summary of the federal income tax consequences in respect of the 1997 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

     Approval of the 1997 Plan requires the affirmative vote of a majority of all shares of Common Stock of Fisher present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter. Proxies marked "abstain" will have the same effect as voting against the proposal, but broker non-votes will have no effect on the outcome of the proposal.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year and hereby requests that the stockholders ratify such appointment.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at Fisher's annual meetings, consistent with regulations adopted by the SEC and the By-laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders must be received by Fisher at its principal executive offices not later than December 8, 1997. Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year 1996 and this proxy statement are being mailed together to all stockholders of the Company of record on April 1, 1997, the record date for voting at the Annual Meeting.
                                            By Order of the board of Directors,

                                            TODD M. DUCHENE
                                            Vice President --
                                            General Counsel and Secretary

April 7, 1997

     THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, LIBERTY LANE, HAMPTON, NH 03842.

                                   EXHIBIT A

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                          1997 EQUITY-BASED AWARD PLAN

     1. PURPOSE. The purpose of this 1997 Equity-Based Award Plan (the "Plan") is to assist Fisher Scientific International Inc., a Delaware corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest granted to a Participant under the Plan.

          (b) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (c) "Board" means the Corporation's Board of Directors.

          (d) "Change of Control" means Change of Control as defined with related terms in Section 9 of the Plan.

          (e) "Change of Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that Committee action shall be taken by act of such members specified in, and otherwise in accordance with, Section 3(b). In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.

          (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan.

          (i) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (j) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (k) "Effective Date" means March 15, 1997.

          (l) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation, its present and future subsidiaries or parents, and non-employees who provide services to the Corporation, its present and future subsidiaries or parents (all such persons being hereinafter referred to as either "Eligible Persons" or "employees").

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (n) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

          (o) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be (i) in the case of a non-qualified option, the average of the daily closing prices for Stock as reported on the New York Stock Exchange ("NYSE") during the period determined by the Committee in its sole discretion that shall consist of any number of consecutive days on which there is trading of the Stock on the NYSE (each day on which there is such trading being a "Trading Day"), not exceeding 30, during the period of 30 Trading Days ending on the Trading Day immediately preceding the date the option is granted, provided that, in the absence of a different determination by the Committee, the price per share shall be determined on the basis of a period consisting of 30 Trading Days; or (ii) in the case of an Incentive Stock Option, the mean between the highest and lowest sales prices of the Stock as reported on the NYSE (the "Mean Value") for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales.

          (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
     Section 422 or any successor provision thereto.

          (q) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

          (r) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (s) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (t) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (u) "Performance Award" means a right, granted to a Participant under
     Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (v) "Preexisting Plan" means the 1991 Stock Plan for Executive Employees of Fisher Scientific International Inc. and its Subsidiaries.

          (w) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (x) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (y) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (z) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (aa) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3.  ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to
Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any Executive Officer and any other officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

     4.  STOCK SUBJECT TO PLAN.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1,189,600, plus (ii) the number of shares of Stock remaining available under a Preexisting Plan immediately prior to the date on which stockholders of the Corporation approve the adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under a Preexisting Plan which become available in accordance with Section 4(c) hereof after the date on which stockholders of the Corporation approve the adoption of the Plan, plus (iv) the number of shares of Stock repurchased by the Corporation with the proceeds of any Award under the Plan or awards under a Preexisting Plan from and after the date the Plan is approved by the stockholders of the Corporation; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 500,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares of stock to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of stock previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of stock to the Participant, including (i) the number of shares of stock withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares of stock surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 300,000 shares of Stock in the aggregate, subject to adjustment as provided in Section 10(c), under Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h) and 8(b). The maximum cash amount that may be earned under the Plan as a final cash Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $2.5 million.

     6.  SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter

(subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. Notwithstanding anything herein contained to the contrary, in no event shall the Committee amend any Option to reduce the exercise price thereof, or grant any new Option in lieu of or conditioned upon the surrender of any previously granted Option (or option granted under a Preexisting Plan) which has the same vesting period as, and a higher exercise price than, the newly granted Option.

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code
     Section 422, unless the Participant has first requested the change that will result in such disqualification.

          (iv) Committee Elections. The Committee, in its sole discretion, may elect, in lieu of delivering all or a portion of the shares of Stock as to which an Option has been exercised, if the fair market value of the Stock exceeds the exercise price of the Option, (i) to pay the optionee in cash or in shares of Stock, or a combination of cash and Stock, an amount equal to the excess of (A) the Mean Value on the exercise date of the shares of Stock as to which such Option has been exercised, or if there were no sales on such date, on the next preceding day on which there were sales over (B) the exercise price, or (ii) in the case of an Option which is a non-qualified option, to defer payment and to credit the amount of such excess on the Corporation's books for the account of the optionee and either (A) to treat the amount in such account as if it had been invested in the manner from time to time determined or permitted by the Committee, with dividends or other income therein being deemed to have been so reinvested or (B) for the Corporation's convenience, to contribute the amount credited to such account to a trust, which may be revocable by the Corporation, for investment in the manner from time to time determined or permitted by the Committee and set forth in the instrument creating such trust. The Committee's election pursuant to this subparagraph shall be made by giving written notice of such election to the employee (or other person exercising the Option). Shares of Stock paid pursuant to this subparagraph will be valued at the

     Mean Value on the exercise date, or if there were no sales on such date, on the next preceding day on which there were sales.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

          (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change of Control Price, as defined under Section 9(c) hereof) over
     (B) the grant price of the SAR as determined by the Committee.

          (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the

     Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
     (A)paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional or tandem Awards may be granted at any time. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     8.  PERFORMANCE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flows, operating cash flow, cash flow return on investment; (4) working capital to sales ratio; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) operating margins; (7) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (8) total shareholder return; and (9) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies.

          (iii) Performance Period; Timing for Establishing Performance
     Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
     Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

     (d) Status of Section 8(b) Awards under Code Section 162(m). It is the intent of the Corporation that Performance Awards under Section 8(b) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, unless otherwise determined by the Committee in its sole discretion.

     9.  CHANGE OF CONTROL.

     (a) Effect of "Change of Control." In the event of a "Change of Control," the following provisions shall apply unless otherwise provided in the Award agreement:

          (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

          (ii) Any optionee who holds an Option shall be entitled to elect, during the 90-day period immediately following a Change of Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Corporation shall be obligated to pay, in cash the excess of the Change of Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

          (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

     (b) Definition of "Change of Control." A "Change of Control" shall be deemed to have occurred upon:

          (i) the first purchase of shares of Stock pursuant to a tender offer or exchange offer (other than an offer by the Corporation or any of its subsidiaries or any employee benefit plan maintained by the Corporation or any of its subsidiaries) for all, or any part of, the Stock;

          (ii) any acquisition of voting securities of the Corporation by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (A) the Corporation or any of its subsidiaries or (B) any savings, pension or other benefits plan for the benefit of employees of the Corporation or any of its subsidiaries which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation;

          (iii) the approval by the Corporation's stockholders of a merger in which the Corporation does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Corporation's assets;

          (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

     As used herein, "voting power" means ordinary voting power for the election of directors of the Corporation.

     (c) Definition of "Change of Control Price." The "Change of Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 90-day period preceding and 90-day period following the Change of Control.

     10.  GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs or Performance Awards granted under Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards under a Preexisting Plan. Upon approval of the Plan by shareholders of the Corporation as required under Section 10(l) hereof, no further awards shall be granted under a Preexisting Plan.

     (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board effective March 15, 1997, subject to approval by the stockholders of the Corporation.

                     FISHER SCIENTIFIC INTERNATIONAL INC.

                         ANNUAL MEETING, MAY 13, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Messrs. Paul M. Montrone, Paul M. Meister and Todd M. DuChene, each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc., to be held on Tuesday, May 13, 1997, and at any adjournment, as specified on the reverse side.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

             (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE
         REVERSE SIDE HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE.)

A VOTE FOR PROPOSALS 1, 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS                         Please mark
                                                                                                your vote as       [X]
                                                                                                indicated in
                                                                                                this example.

1.  Election of Directors with terms expiring at Annual Meeting in 2000.        2.  To approve the Company's 1997
                                                                                    Equity-Based Award Plan.
FOR each     WITHHOLD AUTHORITY    Nominees: Paul M. Montrone and
 nominee      to vote for each               Thomas P. Stafford                     FOR     AGAINST    ABSTAIN
 listed.      nominee listed.
                                   (Instructions: To withhold authority to          [ ]       [ ]        [ ]
  [ ]            [ ]               vote for any individual nominee, write
                                   the nominee's name on the space
                                   provided below)

                                   ---------------------------------------

3.  Ratify the appointment of Deloitte &                                       4.  In their discretion, on such other
    Touche LLP as independent auditors of the                                      business as may properly come before
    company for the current fiscal year.                                           this meeting.

    FOR     AGAINST    ABSTAIN

    [ ]       [ ]        [ ]                                              A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE
                                                                          PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND
                                                                          ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED
                                                                          HEREBY.

                                                                          Dated: __________________________________________, 1996

                                                                          _______________________________________________________

                                                                          _______________________________________________________

                                                                          Signature of Stockholder(s) -- please sign name exactly as imprinted (do not print). Please indicate any change of
                                                                          address.

                                                                          NOTE: Executors, administrators, trustees and others
                                                                          signing in a representative capacity should indicate the
                                                                          capacity in which they sign. If shares are held jointly,
                                                                          EACH holder should sign.

                                                                          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.
